Exhibit 99.4

                          IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                                               IN AND FOR NEW CASTLE COUNTY


INSITUFORM TECHNOLOGIES, INC.,  )
                                )
         Plaintiff,             )
    v.                          )
                                )
INSITU, INC.,                   )
                                )     Civil Action No. 17013-NC
         Defendant,             )
    and                         )
                                )
MIDSOUTH PARTNERS,              )
                                )
         Nominal Defendant.     )


                                             COMPLAINT FOR DECLARATORY RELIEF

         Plaintiff, Insituform Technologies, Inc. ("ITI"), by and through its attorneys, alleges upon knowledge with respect to itself and its own actions and upon information and belief with respect to other matters as follows:
                                                   STATEMENT OF THE CASE
         1.        This is an action commenced pursuant to 10 Del. C.
Section 6501 et seq., seeking construction of a written contract and a declaration of the rights and obligations of the parties thereto.
                           THE PARTIES AND BACKGROUND OF THE PARTNERSHIP
         2. Plaintiff ITI is a corporation organized and existing under the laws of the State of Delaware with its principal place of business in Chesterfield, Missouri. ITI is the successor-in-interest to its former wholly-owned subsidiary, Insituform North
America Corp., as the sub-licensor of patented processes, known collectively as the Insituform(R) Process, for the trenchless rehabilitation of pipelines. The Insituform(R) Process is a cured-in-place process which utilizes a custom-manufactured tube, or liner, made of a synthetic fiber. After the tube is saturated
(impregnated) with a thermosetting resin mixture it is installed in the host pipe by various processes and the resin is then hardened, usually by heating it by various means, forming a new rigid pipe within a pipe. Plaintiff utilizes the Insituform(R) Process worldwide, either directly or through licensees.
         3. Nominal Defendant Midsouth Partners (formerly named "Insituform Midsouth"; hereinafter "Midsouth") is a joint venture formed as a Tennessee general partnership comprised of three partners, all of which are Delaware corporations.
         4. Defendant Insitu, Inc. ("Insitu") is a Delaware corporation and is a successor-in-interest to Insituform East
Incorporated ("East"), its parent company, holding a 42.5% interest in Midsouth. As a consequence of the matters set forth in paragraph
8 hereof, Insitu currently appoints a majority of the seven members of Midsouth's Management Committee, in which the management and conduct of the business and affairs of Midsouth are vested, and, accordingly, controls Midsouth.
         5.        ITI, and its wholly-owned subsidiary Insituform
Southwest, Inc. (formerly named Insituform California Inc.;
hereinafter "Southwest"), own, respectively, a 42.5% and a 15% interest in Midsouth. ITI and Southwest are successors-in-interest, respectively, to prior partners in Midsouth which were also wholly-owned by ITI. ITI acquired its 42.5% interest in Midsouth from E-
Midsouth, Inc. ("E-Midsouth"), a former wholly-owned subsidiary acquired by ITI in 1995 and, in turn, a successor-in-interest to Insituform Southeast, Inc. ("Southeast"). Southwest acquired its
15% interest in Midsouth from Insituform Mid-South Investments, a former wholly-owned subsidiary of ITI which acquired that interest upon creation of Midsouth in 1985.
         6. Pursuant to an agreement dated as of December 2, 1985, as supplemented (the "License Agreement"), a copy of which is attached hereto as Exhibit "A", between Midsouth and ITI's predecessor-in-interest thereunder, Midsouth is the sub-licensee of the Insituform(R) Process and the Insituform(R) trademark for the State of Tennessee and portions of the States of Kentucky and Mississippi
(the "Territory"). Among other things, the License Agreement requires Midsouth to use "all reasonable endeavors" to create a demand for Insituform products and to "assure maximum market penetration" for the Insituform Process in the Territory.
         7.        Between 1985 and 1996, the Management Committee of
Midsouth was comprised of seven members--three of whom were appointed by Insitu (or its predecessor-in-interest), three of whom were appointed by ITI's predecessors-in-interest in Midsouth, E-
Midsouth (and prior thereto, Southeast), and one of whom was appointed by ITI's wholly-owned subsidiary Southwest (or its predecessor-in-interest).
         8. In 1996, in a proceeding commenced by Insitu, an arbitration panel ruled that, because of actions by the indirect parent of E-Midsouth which took place prior to the time E-Midsouth became a subsidiary of ITI, Insitu had the unilateral right to appoint a member to the Management Committee in place of a member appointed by E-Midsouth and thereby assume de facto and de jure control of Midsouth. In 1997, the Management Committee as reconstituted by Insitu appointed the Chairman and a new general manager of Midsouth and commenced exercising complete de jure control of Midsouth's activities and policies.
                        TERMINATION OF MIDSOUTH AND THE REASONS THEREFOR
         9. The fortunes of Midsouth have dramatically and negatively changed since Insitu's assumption of control. During the five-year period prior to the assumption of control by Insitu (i.e., 1992 through 1996, inclusive), the net profit of Midsouth averaged in excess of $885,000 per calendar year. By way of contrast, since
Insitu has exercised control, Midsouth has sustained net losses of approximately $644,000 for calendar 1997 and $1,000,000 for calendar 1998.
         10. Furthermore, since Insitu took over control of Midsouth, in order to maintain the solvency and operations of Midsouth, plaintiff, much to its dismay, directly or through its subsidiaries has satisfied capital calls aggregating $276,000. As recently as March 8, 1999 Midsouth has requested (and subsequently received) a loan of $100,000 from plaintiff, a continuation of what appears to be an unceasing drain of funds from ITI to Midsouth. A copy of the March 8, 1999 letter to plaintiff requesting such a loan is attached hereto as Exhibit "B".
         11. Midsouth's exceedingly poor results arise from the management style and philosophy of Insitu's parent corporation, East, and East's Chief Executive Officer Committee (the "CEOC").
These results reflect the performance of East itself and, as evidenced by the performance of ITI, are not explainable by current trends in the pipe rehabilitation business.
         12. Relationships with customers have deteriorated abysmally since Insitu and the CEOC took over management control of Midsouth.
The principal customers for Midsouth are municipalities and their wastewater treatment agencies. The City of Nashville, Tennessee, one of the most prominent potential customers in the Territory, has delayed awarding future work to Midsouth while defects in a rehabilitation project performed by Midsouth remain unresolved.
         13. Midsouth, as controlled by Insitu and the CEOC, has failed to take timely measures acceptable to the City of Nashville and has instead engaged in a combative, legalistic and hostile approach to the customer, thereby effectively preventing or delaying Midsouth from being awarded jobs by one of the largest customers in the Territory. The withholding or delaying of further contract awards precludes Midsouth from potentially acquiring millions of dollars of revenues and resultant profits from such awards. Midsouth, as controlled by Insitu and the CEOC, is seriously damaging Midsouth's relationship with the City of Nashville and irreparably damaging the goodwill associated with the name of Insituform(R) and the Insituform(R) Process with customers within the Territory and elsewhere.
         14. As a consequence of, among other things, the matters set forth in paragraphs 9 through 13 hereof, Southwest has decided to withdraw from or seek dissolution of, and thereby terminate, Midsouth.
         15. By letter dated March 11, 1999, a copy of which is attached hereto as Exhibit "C", Southwest has notified Insitu of its termination of Midsouth effective immediately upon the later of 120 calendar days from the date of such notice or upon issuance of a ruling from this Court declaring that, upon termination of Midsouth, plaintiff has the right to terminate the License
Agreement as a consequence of termination of Midsouth or, alternatively, of the attempt by a partner to dissolve Midsouth.
                                             CLAIM UPON WHICH RELIEF IS SOUGHT
         16. The License Agreement, at Section XIV B(v) thereof, provides that it can be terminated immediately "in the event any Partner withdraws from or seeks dissolution of [the Partnership]".
         17.       Plaintiff has determined to terminate the License
Agreement in order to prevent continued substantial and unnecessary damage to the goodwill and prospects associated with operation under an Insituform(R) license in the Territory. A copy of plaintiff's termination letter dated March 11, 1999 is attached hereto as Exhibit "D".
         18. By letter dated January 14, 1999, a copy of which is attached hereto as Exhibit "E", Insitu, by its parent East, has indicated its position that, whereas plaintiff may terminate
Midsouth whenever it desires to do so, plaintiff may not terminate the License Agreement upon termination of Midsouth. In that letter, East advised that, in the event of any attempt to terminate the License Agreement, it would seek, "in the assured legal proceeding that would follow", to set aside any such termination on grounds of "law and equity".
         19. Plaintiff believes that the legal effect that the termination or the seeking of such termination of Midsouth has on the License Agreement is clear, and has been clear since its inception--namely that when the licensee ceases to exist, the License Agreement may be terminated as a matter of law. Plaintiff, however, confronts the dilemma that, should each of Midsouth and the License Agreement be terminated, a court "in the assured legal proceeding that would follow" might disagree with plaintiff's understanding of its rights under the License Agreement and award the License Agreement to, or order its continuation with, a licensee in which plaintiff would no longer have an interest.
Plaintiff, accordingly, seeks a judicial declaration that it is within its rights to terminate the License Agreement upon termination of Midsouth, or in the event of any partner seeking to dissolve Midsouth, in each case in accordance with the terms of the License Agreement.
         20. A controversy has arisen between plaintiff, Insitu and Midsouth relative to their legal rights and duties under the License Agreement.
         21. The parties are in need of a declaratory judgment declaring the rights and obligations of the parties with respect to the License Agreement.

                   WHEREFORE, plaintiff prays for judgment declaring that, plaintiff has the right to terminate the License Agreement, granting plaintiff costs, and such other and further relief as the Court deems just and proper.
Dated:  Wilmington, Delaware
        March 11, 1999
                                            MORRIS, NICHOLS, ARSHT & TUNNELL

                                             S/S. Mark Hurd
                                             -----------------------------
                                             Thomas R. Hunt, Jr.
                                             S. Mark Hurd
                                             1201 North Market Street
                                             P.O. Box 1347
                                             Wilmington, DE  19899
                                             (302) 658-9200
                                             Attorneys for Plaintiff
OF COUNSEL:

Thomas J. Goodwin
Krugman & Kailes LLP
Park 80 West - Plaza Two
Saddle Brook, New Jersey 07663
(201) 845-3434

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